UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 30, 2012

(Date of earliest event reported)

Trans World Corporation

 (Exact name of registrant as specified in its charter)

Nevada	0-25244	13-3738518
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

545 Fifth Avenue, Suite 940, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(212) 983-3355

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07            Submission of Matters to a Vote of Security Holders

Trans World Corporation held its Annual Meeting on Wednesday, May 30, 2012.  The following matters set forth in our Proxy Statement dated April 20, 2012, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities and Exchange Act of 1934, were voted upon with the final results indicated below.

1.              The nominees listed below were elected with the respective votes set forth opposite their names:

Name	For	Withheld	Broker Non-Votes
A. Geoffrey B. Baker	6,854,325	14,792	226,921
B. Timothy G. Ewing	6,858,667	10,450	226,921
C. Julio E. Heurtematte, Jr.	6,854,325	14,792	226,921
D. Rami S. Ramadan	6,852,567	16,550	226,921
E. Malcolm M. B. Sterrett	6,854,325	14,792	226,921

2.              The shareholders approved the appointment of Rothstein Kass & Company as independent auditors Company’s independent accountants for the fiscal year ending December 31, 2012, and the result of the vote taken was as follows:

For	Against	Abstain
7,070,290	21	25,727

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS WORLD CORPORATION

June 1, 2012	By:	/s/ Rami S. Ramadan
Rami S. Ramadan
Chief Executive Officer and President